Exhibit 10.2

ZAIS GROUP, LLC
EMPLOYEE

RESTRICTIVE COVENANTS AGREEMENT

This Restrictive Covenants Agreement (“Agreement”) is entered into effective this ______ day of December, 2016 (the “Effective Date”), by and between ZAIS Group, LLC (“ZAIS”), on behalf of itself and its Affiliates and its and their respective successors and assignees (collectively referred to herein as “ZAIS Group”), and _______________(the “Employee”).  ZAIS and the Employee are collectively referred to herein as the “Parties.” Terms not otherwise defined herein are defined in Appendix A.

In consideration of receiving a grant of Restricted Stock Units under the ZAIS Group Holdings, Inc. 2015 Stock Incentive Plan in December 2016 (the “Plan”), which the Employee acknowledges to be good and valuable consideration for the Employee's obligations hereunder, the Parties hereby agree as follows:

1.        Confidential Information of ZAIS Group. The Employee agrees, at all times, including after employment termination, to: (i) hold in the strictest confidence, and shall neither use in any manner detrimental to any member of ZAIS Group nor disclose, publish, divulge or make accessible, directly or indirectly, to any Person, any Confidential Information of ZAIS Group, without the prior written consent of ZAIS Group Holdings, Inc. (“ZGH”); (ii) exercise all reasonable efforts to prevent third parties from gaining access to such Confidential Information of ZAIS Group; (iii) inform all other employees and agents to whom the Employee discloses Confidential Information, of the proprietary interest and nature of such Confidential Information and of the recipient’s obligations under ZAIS Group's policies to keep such information confidential; and (iv) take such other protective measures as may be or become reasonably necessary to preserve the confidentiality of such Confidential Information.

Notwithstanding the preceding paragraph, the Employee may divulge or communicate Confidential Information: (i) to officers, directors, partners, members and employees and members of ZAIS Group, and to auditors, counsel and other professional advisors to such Persons and ZAIS Group; provided, however, that such Persons have a need to know and have been informed of the confidential nature of the information, and, in any event, the Person disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 1; (ii) to the extent the disclosure of Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, in which case the disclosing Party will (except as prohibited by law) provide ZAIS Group or the Person whose Confidential Information is required to be disclosed, as applicable, with prompt, prior written notice of such compelled disclosure and the opportunity to prevent or limit such disclosure; provided, however, that such Person either (x) agrees to keep such Confidential Information confidential in accordance with this Section 1 and the Employee shall be liable for such Person’s compliance with the provisions of this Section 1, or (y) signs a confidentiality agreement with ZGH with respect to any such Confidential Information.

The Employee agrees that the performance records and financial results of ZAIS Group are the exclusive property of ZAIS Group, and the Employee shall have no ownership, attribution or other rights with respect thereto. The Employee hereby assigns to ZAIS Group the performance and financial results generated in connection with the Employee's employment by ZAIS Group.

The Employee understands that nothing contained in this Agreement limits the Employee's ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). The Employee further understands that this Agreement does not limit the Employee's ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to any member of ZAIS Group. This Agreement does not limit the Employee's right to receive an award for information provided to any Government Agencies.

2.       Restrictive Covenants.

(a)       During the Non-Compete Restricted Period, the Employee shall not, directly or indirectly, without in each instance the prior written consent of ZGH, invest in, own, manage, operate, finance, control, be employed by, or participate in the ownership, management, operations, financing or control of, lend its name or a similar name to, lend its credit to, render services or advice to, or otherwise assist, any Person (other than a member of ZAIS Group) that engages in, owns, invests in, operates, manages or controls, any venture, business, or enterprise engaged in providing Competitive Investment Services in North America, Europe or Asia; provided, however, that the Employee may (i) own no more than 3% of any class of securities of any Person traded on any national securities exchange and no more than 5% of any class of securities of any Person whose securities are not traded on any national securities exchange (so long as such securities do not constitute more than 5% of the overall equity or voting power of such Person) and (ii) provide investment advice for managing the assets of himself or members of his Immediate Family; provided, further, that in the event the Employee's employment is terminated by ZAIS Group other than because of a termination For Cause (as such term is defined in the Amended and Restated Operating Agreement of ZAIS, as such is in effect from time to time), the provisions of this Section 2(a) shall automatically terminate with respect to, and no longer be applicable to, the Employee.

(b) During the Restricted Period, the Employee shall not, directly or indirectly, without in each instance the prior written consent of ZGH:

(i)       solicit, hire or employ, or otherwise engage (or assist any other Person in soliciting, hiring, employing or otherwise engaging) as an employee, independent contractor or otherwise, any employee of a member of ZAIS Group who was employed or engaged by ZAIS Group, or in any way interferes with any such person’s contractual arrangements or relationship with any members of ZAIS Group;

(ii)       solicit (or assist any other Person in soliciting) the business of any current, former or prospective Client of a member of ZAIS Group (excluding any Person that has not been a Client or prospective Client of a member ZAIS Group within one year prior to such solicitation); provided, however, that the Employee shall not be deemed to be in violation of this Section 2(b)(ii) solely by virtue of the Employee's employment by or association with a Person that the Employee does not control (even if such Person solicits any such current former, or prospective Client of ZAIS Group), so long as the Employee is not engaged in, does not participate in or encourage and is not directly or indirectly in any way responsible for such solicitation or persuasion efforts;

(iii)       otherwise induce or attempt to induce (or assist any other Person in inducing) any current, former or prospective Client to cease doing business with any member of ZAIS Group, or in any way interfere with the relationship between any current, former or prospective Client and ZAIS Group; or

(iv)       issue, disseminate or otherwise make public any written or oral statements likely to disparage or harm the business or reputation of any member of ZAIS Group or the reputation of any executive or employee of a member of ZAIS Group.

3.       Severability of Covenants. If any of the covenants set forth in this Agreement is held by a court of competent jurisdiction to be unreasonable, unenforceable, arbitrary or against public policy, such covenants will be interpreted or deemed to be reformed to provide for the maximum activity, duration, geographical area or other limitations permitted by applicable law. The covenants set forth in this Agreement and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other.

4.       Remedies. The Employee acknowledges that in the event of a breach of this Agreement by the Employee, money damages would be inadequate and ZAIS Group would have no adequate remedy at law. Accordingly, the Employee agrees that each member of ZAIS Group shall have the right, in addition to any other rights and remedies existing in its favor with respect to any such breach, to enforce their rights and such Employee's obligations under this Agreement not only by a claim for damages but also by an action or actions for specific performance, injunction or other equitable relief, without posting any bond or security. Without limiting the foregoing, in the case of a breach or threatened breach of this Agreement, in addition to a claim for damages, ZAIS Group shall have the right to obtain injunctive or other equitable relief to restrain any breach or threatened breach, or otherwise to enforce specifically the provisions, of this Agreement. If the Employee breaches the provisions of this Agreement, in addition to any rights ZAIS Group may have at law and in equity, ZAIS Group may redeem all shares obtained upon settlement of the Restricted Stock Unit for $.01 per share.

5.       Survival. The covenants set forth in this Agreement shall survive the termination of the Employee's employment. The provisions of this Agreement shall be subject to, and not in any way affect the enforceability of, any separate agreement entered into by any officer or employee of ZAIS Group restricting or prohibiting certain business activities of such Person.

6.       Applicable Law; Venue; Waiver of Jury Trial.

(a)       The Parties hereto hereby agree that all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise.

(b)       Each of the Parties hereto submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party hereto also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party hereto with respect thereto. The Parties hereto each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment.

(c)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(c).

7.       Acknowledgements. As consideration for the grant of Restricted Stock Units under the Plan, the Employee acknowledges that: (1) he has knowledge of confidential information, proprietary information and trade secrets relating to members of ZAIS Group, the Business and the Clients; (2) the products and services comprising the Business are, or may be, marketed throughout the United States and internationally; (3) the Business competes with other businesses that are or could be located in any part of the United States or internationally; (4) ZAIS Group has required the covenants set forth in this Agreement as a condition to the grant of Restricted Stock Units; (5) the covenants set forth in Section 2 are reasonable and necessary to protect and preserve the Business and to protect the goodwill of ZAIS Group; and (6) ZAIS Group will be irreparably harmed and damaged if the covenants in Section 1 and/or Section 2 are breached.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ZAIS Group, LLC

By: ________________________________

ACCEPTED AND AGREED TO:

______________________________________

Employee

APPENDIX A

DEFINITIONS

“Affiliate” means with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or, with respect to any Person that is an individual, such Person’s Family Member. For purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equity interests, by contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing. For purposes of the definition of “control,” a general partner, managing member or trustee of a Person shall always be considered to control such Person.

“Business” means the business of providing Investment Services.

“Clients” means Persons to whom ZAIS Group provides Investment Services, including any institutional clients (including insurance companies, pension funds and endowments, but expressly excluding any collateralized loan obligation transaction purchasers), on a managed account basis or otherwise, hedge funds, fund of funds, and other pooled investment vehicles, real estate investment trusts or business development companies.

“Competitive Investment Services” means Investment Services with respect to mortgage, government, corporate or other credit products, including residential whole loans, residential mortgage-based securities, asset-based securities, commercial real estate, commercial whole loans, commercial mortgage-based securities, investment grade government or corporate credit, high yield government or corporate credit or structured government or corporate credit vehicles or with respect to other products that compete with the Business in the United States, Asia or Europe.

“Confidential Information” means any confidential, non-public or proprietary information (whether transmitted orally or in writing or stored electronically) relating to the business or the affairs of any member of ZAIS Group or its or their respective clients, officers, directors, members or Principals of members and identified (orally or in writing), or otherwise known by (or should reasonably be known by) the recipient, as being confidential. The following information (which list is not intended to be exhaustive) shall be considered “Confidential Information” without the need for identification as such: the information provided to the Employee pursuant any review of the books and records, budget, financial reports, tax records of any member of ZAIS Group or any other information provided to the Employee pursuant to Article XI of the Parent Operating Agreement, future transactions (regardless of whether such transactions are consummated), customer lists, employee lists, salary and other compensation or benefits of employees, financial data, financial or strategic plans, forecasts, records and other business information, plans, reports or data, client lists, information encompassed in drawings, designs, plans, proposals, reports, research, marketing and sales plans, costs, quotations, specification sheets, recording media, information which relates, directly or indirectly, to the computer systems and computer technology, including source codes, object codes, reports, flow charts, screens, algorithms, use manuals, installation or operation manuals, computer software, spreadsheets, data computations, formulas, techniques, databases, and any other form or compilation of computer-related information and other confidential, non-public or proprietary information relating to the business or the affairs of the Employee, each member of ZAIS Group or its or their respective clients, directors, officers, members or Principals of members. Confidential Information shall not, however, include any information that: (i) is or becomes generally available to the public other than as a result of a disclosure by any member or officer in breach of this Agreement; (ii) was or becomes available on a non-confidential basis from a source other than ZAIS Group, or any officer or director of a member of ZAIS Group; provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to ZAIS Group or any other Person with respect to such information; (iii) is or was developed by the receiving Person independently of, or was known by the receiving Person prior to, any disclosure of such information made by the disclosing Person, other than disclosures by any member or any Affiliate of a member in connection with his employment by or provision of services to ZAIS Group; (iv) to the extent it is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, after notice of such requirement has been given to ZAIS Group or the disclosing Person (except as prohibited by law) and ZAIS Group or the disclosing Person has had a reasonable opportunity to oppose such disclosure; or (v) is disclosed with the written consent of the Person to which such Confidential Information relates or, with respect to any Confidential Information concerning ZAIS Group, ZGH.

“Fund” means any investment company, mutual fund, business development company, partnership, fund, closed-end fund, unit investment trust, offshore fund, common or collective fund or collective trust, special purpose vehicle, hedge fund or other pooled investment vehicle, including any pooled investment vehicle that invests in real estate or interests in real estate, whether or not registered, or, as applicable, whether or not its shares are registered, under the Investment Company Act of 1940, as amended, the Securities Exchange Act of 1934, as amended or the Securities Act (or similar provisions of applicable Law of any jurisdiction other than the United States).

“Immediate Family” means, with respect to any individual Person, (a) such Person’s spouse, parent, grandparent, children, grandchildren and siblings (in each case, whether by marriage or adoption), (b) such Person’s former spouses and current spouses of the individuals described in clause (a), and (c) estates, trusts, partnerships and other entities of which a material portion of the interest are held directly or indirectly by any of the foregoing individuals described in clause (a) or (b).

“Investment Services” means any investment advisory or subadvisory services, including (a) the management of an investment account or Fund (or portions thereof or a group of investment accounts or Funds); (b) the giving of advice with respect to the investment or reinvestment of assets or funds (or any group of assets or funds); (c) otherwise acting as an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended; (d) rendering investment advice for a fee or other compensation, directly or indirectly, within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income Security Act of 1974, as amended (or any successor law), or Section 4975 of the United States Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law; or (e) acting as a trustee, general partner, manager, or managing member of any Person that is an Affiliate of the provider of the services described in items (a) through (d), including any institutional clients (including insurance companies, pension funds and endowments), on a managed account basis or otherwise, hedge funds, fund of funds, and other pooled investment vehicles, real estate investment trust or business development company.

“Non-Compete Restricted Period” means, with respect to the Employee, the period starting from the Effective Date of this Agreement and ending on the following date:

(i)	if the Employee held 150,000 or fewer invested Class B-0 Units (as defined in the Parent Operating Agreement) on December 1, 2016, the three-month anniversary of the date his employment with ZAIS Group is terminated for any reason;

(ii)	if the Employee held more than 150,000 and less than or equal to 300,000 invested Class B-0 Units on December 1, 2016, the six-month anniversary of the date his employment with ZAIS Group is terminated for any reason; and

(iii)	if the Employee held more than 300,000 invested Class B-0 Units on December 1, 2016, the one-year anniversary of the date his employment with ZAIS Group is terminated for any reason.

"Parent Operating Agreement" means the Second Amended and Restated Limited Liability Company Agreement of ZAIS Group Parent, LLC, dated as of March 17, 2015, as amended on March 20, 2015 and as further amended on July 21, 2015.

“Person” means and includes any individual, bank, savings association, corporation, partnership (limited, general, exempted or otherwise), limited liability company, limited company, company, exempted company, société anonyme, unit trust, joint-stock company, trust or unincorporated organization.

“Principal” means, with respect to a specified Person that is not an entity whose securities are publicly traded, any manager, officer, partner or trustee of such Person or any other Person that owns directly more than twenty percent (20%) of the equity of such specified Person. (including warrants and options then-exercisable for equity).

“Restricted Period” means the period starting from Effective Date of this Agreement and ending one year after such the Employee's employment with ZAIS Group is terminated for any reason.

8